Exhibit 99.1

Akoya Reports First Quarter 2021 Financial Results and Issues Full Year 2021 Guidance

MARLBOROUGH, Mass. — May 18, 2021 — Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the first quarter ending March 31, 2021.

First Quarter Financial Highlights:

•	Total revenue for the first quarter of 2021 was $12.2 million, at the high end of the previously provided range of $12.0 million to $12.2 million.
•	Solid quarter of instrument sales, especially CODEX with 20 units sold: 28% increase in total company installed base over the last 12 months.
•	Gross profit was $7.4 million in the first quarter of 2021, compared to $6.7 million in the first quarter of 2020, resulting in a gross profit margin of approximately 61% in each period.
•	Akoya completed an initial public offering of 7.6 million shares of common stock in April, raising $151.3 million in gross proceeds, before deducting underwriting discounts and commissions and offering expenses.

First Quarter Business Highlights:

•	Record number of scientific publications related to our platforms: over 60 new publications in Q1, compared to 109 for all of 2020.
•	Aggressive hiring plans underway with 21 new employees in Q1 bringing the total headcount to 190; moving quickly to add personnel in all areas of the business, with Commercial and R&D being the near-term priorities.
•	Hired Frederic Pla as our Chief Operating Officer to accelerate our strong momentum across all of our spatial biology platforms.
•	Strong presence at AACR including presentations by Dr. Garry Nolan from Stanford University and Akoya Founder, Dr. Janis Taube from Johns Hopkins University and Dr. Laura Esserman from University of California, San Francisco.
•	Announced collaboration agreement with Johns Hopkins University for immunotherapy biomarker discovery and validation, a co-marketing agreement with Zeiss, and the industry’s first Imaging Innovators (I2) Network to drive application innovation on CODEX.

“Akoya’s performance in the first quarter demonstrates the continued adoption of our Codex and Phenoptics solutions for discovery, translational and clinical research. Our dedicated team delivered strong financial results and important progress across of range of metrics which position Akoya for continued growth and leadership in spatial biology,” said Brian McKelligon, CEO of Akoya. “We successfully completed our IPO in April and are now well positioned to execute on our mission of delivering a revolutionary new class of spatially derived biomarkers that empower life sciences researchers to better understand disease and response to therapy.”

First Quarter Financial Results

Total revenue for the first quarter of 2021 was $12.2 million, compared to $11.0 million in the first quarter of 2020.

Product revenue was $10.0 million in the first quarter of 2021, compared to $8.9 million in the prior year period. Within product revenue, instrument revenue was $6.8 million in the first quarter 2021, compared to $6.7 million in the first quarter 2020. Reagent revenue was $2.5 million in the first quarter 2021, compared to $2.1 million in the first quarter 2020.

Services and other revenue totaled $2.2 million in the first quarter of 2021, as compared to $2.1 million in the first quarter of 2020.

We also monitor instruments sold and installed based as key performance indicators for our business:

-	We sold 37 instruments in Q1 2021; 20 Codex, 17 Phenoptics (includes Polaris, Vectra, and Mantra). The total of 37 exceeds the number sold in any quarter in 2020.
-	Instrument installed base of 587 as of March 31, 2021; Codex 132, Phenoptics 455

2021 Guidance

Akoya expects full year 2021 revenue to be at least $52.0 million. The second quarter of 2021 is expected to have revenue growth of approximately 45% over the prior year quarter. Also, as of April 30, 2021 the total common shares outstanding are 37.1 million, and the fully diluted common shares are 41.1 million.

Webcast and Conference Call Details

Akoya will host a conference call today, May 18, 2021, at 5:00 p.m. Eastern Time to discuss its first quarter 2021 financial results. The dial-in numbers are (833) 562-0146 for domestic callers or (661) 567-1226 for international callers, followed by Conference ID: 7824008. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our CODEX and Phenoptics platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and treatment response. Akoya offers two distinct solutions, the CODEX® and Phenoptics™ platforms, to serve the diverse needs of researchers across discovery, translational and clinical research.

Investor Contact:

David Deuchler

Gilmartin Group LLC

investors@akoyabio.com

Media Contact:

Michelle Linn
Bioscribe, Inc.
774-696-3803
michelle@bioscribe.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$11,691	$17,006
Accounts receivable	6,590	6,470
Inventories	4,718	4,263
Prepaid expenses and other current assets	1,035	957
Total current assets	24,034	28,696
Property and equipment, net	6,053	5,528
Demo inventory, net	1,828	1,494
Intangible assets, net	22,160	22,714
Goodwill	18,262	18,262
Other non-current assets	2,144	966
Total Assets	$74,481	$77,660
Accounts payable, accrued expenses and other current assets	$15,204	$12,286
Deferred revenue	4,116	3,844
Current portion of long-term debt	1,238	1,032
Total current liabilities	20,558	17,162
Deferred revenue, net of current portion	1,059	1,008
Long-term debt, net	33,388	33,488
Warrant liability	2,360	490
Contingent consideration liability	6,260	6,984
Other long term liabilities	559	447
Total liabilities	64,184	59,579
Total redeemable convertible preferred stock	70,297	69,107
Total stockholders' deficit	(60,000)	(51,026)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$74,481	$77,660

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months Ended March 31,
	2021	2020
Revenue:
Product Revenue	$9,963	$8,929
Service and other Revenue	2,249	2,092
Total revenue	12,212	11,021
Cost of goods sold:
Cost of product revenue	$3,607	$3,466
Cost of service and other revenue	1,200	859
Total cost of goods sold	$4,807	$4,325
Gross profit	$7,405	$6,696
Operating expenses:
Selling, general and administrative	8,179	6,349
Research and development	3,192	2,372
Change in fair value of contingent consideration	426	(1,561)
Depreciation and amortization	1,009	899
Total operating expenses	12,806	8,059
Loss from operations	(5,401)	(1,363)
Other income (expense):
Interest expense, net	(751)	(637)
Change in fair value of warrant liability	(1,870)	-
Other expense, net	(66)	(105)
Loss before provision for income taxes	$(8,088)	$(2,105)
Benefit (provision) for income taxes	6	(38)
Net Loss	$(8,082)	$(2,143)
Net loss per share attributable to common stockholders, basic and diluted	$(3.54)	$(1.59)
Weighted-average shares outstanding, basic and diluted	2,706,133	2,288,875